UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 16, 2010

VOYAGER OIL & GAS, INC.

(formerly known as ante4, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2812 1st Ave N, Suite 506
Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4902

(Registrant’s telephone number, including area code)

5700 Wilshire Blvd., Suite 625,

Los Angeles, California 90036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets

On April 16, 2010 (the “Closing Date”), ante4, Inc. (“ante4”) completed the acquisition of Plains Energy Investments, Inc., a Nevada corporation (the “Company”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”). Subsequent to the Merger, ante4 changed its name to Voyager Oil & Gas, Inc. (“Voyager”). Under the Merger Agreement, Plains Energy Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Voyager (“Acquisition Sub”) merged with and into the Company, with the Company remaining as the surviving corporation and a wholly-owned subsidiary of Voyager (the “Merger”). On the Closing Date, the issued and outstanding capital stock of the Company before the Merger was converted into the right to receive an aggregate of 21,761,299 shares of Voyager’s common stock, the outstanding warrants of the Company before the Merger were converted into the right to receive an aggregate of 4,689,153 warrants to purchase Voyager’s common stock, and 540,000 shares of the Company restricted common stock issuable pursuant to restricted stock agreements were converted into the right to receive 468,915 shares of similarly restricted Voyager common stock. The stockholders of Voyager before the Merger retained 21,292,333 shares of common stock, and options to purchase an aggregate of 326,666 shares of common stock. Voyager will be the holding company parent of the Company, and the business operations following the Merger will be those of the Company.

Our Business

Corporate Information and History

The predecessor company to Voyager was ante4.  ante4 was a Delaware corporation, formerly known as WPT Enterprises, Inc., formed for the purpose of developing and operating the World Poker Tour (“WPT”).  When operating its former business, ante4 created internationally branded entertainment and consumer products driven by the development, production and marketing of televised programming based on gaming themes.  The current season of the World Poker Tour®, or WPT® television series — Season Eight, based on a series of high-stakes poker tournaments, currently airs on Fox Sports Net in the United States, and has been licensed for broadcast globally.  In January 2008, ante4 launched ClubWPT.com, an innovative subscription-based online poker club targeted to the estimated 60 million poker players in the United States, which is currently offered in 38 states.  Through November 2008, ante4 offered a real-money online gaming website which prohibited wagers from players in the U.S. and other restricted jurisdictions.  ante4 also licensed its brand to companies in the business of poker equipment and instruction, apparel, publishing, electronic and wireless entertainment, DVD/home entertainment, casino games and giftware and was engaged in the sale of corporate sponsorships. In addition, through March 2009, ante4 developed and marketed online and mobile games supporting the WPT China National Traktor Poker Tour™.

On August 24, 2009, ante4 entered into an Asset Purchase Agreement with Peerless Media Ltd., a subsidiary of PartyGaming, PLC (the “Peerless Transaction”), pursuant to which ante4 agreed to sell substantially all of its operating assets other than cash, investments and certain excluded assets to Peerless Media Ltd.  The Peerless Transaction closed on November 2, 2009.  As a result of the Peerless Transaction, ante4 no longer operated its previous business.

The Company is a Nevada corporation formed for the purpose of exploration, exploitation, acquisition and production of crude oil and natural gas in the continental United States.  The Company’s business is initially expected to focus on properties in Montana and North Dakota.  The Company does not intend to limit its focus to any single geographic area, however, because it wants to remain flexible and intends to pursue the best opportunities available to it..  The Company’s required capital commitment may grow if the opportunity presents itself and depending upon the results of initial testing and development activities.  The operations of the combined company will hereafter be referred to as the operations of Voyager.

Spin-Off of Certain Voyager Assets

Prior to the Merger, Voyager created a wholly-owned Delaware subsidiary named ante5, Inc., into which Voyager transferred all assets other than specific assets retained by Voyager pursuant to the Merger Agreement.  Pursuant to the terms of a Distribution Agreement entered into between Voyager and ante5 on April 16, 2010 in connection with the Merger, ante5 agreed to indemnify and hold harmless Voyager from and against any and all actions, threatened actions, costs, damages, liabilities and expenses, including but not limited to reasonable attorneys’ fees, the reasonable fees of other professionals and experts, and court or arbitration costs that are suffered or incurred by Voyager and any of its past or present directors, officers, employees and agents and that relate to or arise from all or any of the following:

•                                          the operation or ownership of ante5’s assets after the Merger effective date;

•                                          any action or threatened action made or asserted by any person (including, without limitation, any governmental entity) that relates to operation or ownership of the ante5’s assets, or relates to any act or omission of ante4, in either case at any time on or before the Merger closing date; or

•                                          any tax liability of Voyager that is indemnifiable by ante5 pursuant to such Distribution Agreement.

ante5’s obligation to indemnify Voyager is limited to $2.5 million in the aggregate.

The assets transferred from Voyager to ante5 (and related assumed liabilities) consisted almost entirely of the assets remaining in Voyager relating to Voyager’s prior business of creating internationally branded entertainment and consumer products driven by the development, production and marketing of televised programming based on gaming themes, the main product being the World Poker Tour television series (the “WPT Business”).  As soon as is practicable after the date hereof, ante5 intends to file a registration statement on Form 10 and an Information Statement (the “Information Statement”) with the Securities and Exchange Commission (the “SEC”) for the purpose of spinning off the ante5 shares from Voyager to the stockholders of record of Voyager on April 15, 2010, the date immediately prior to the Closing Date (such date, the “Record Date,” and such transaction, the “Spin-off”).   The purpose of the Spin-off is to preserve the value of the assets remaining from the WPT Business for the benefit of the Voyager stockholders as of the Record Date, since the Company did not want those assets as part of Voyager’s business after the Closing Date, and therefore ascribed very little value to those assets in the Merger.  Furthermore, the Spin-off will enable management of Voyager and ante5 to each focus on their respective, unrelated businesses, and will greatly simplify investor analysis of each respective company.   Once the Information Statement has gone through the SEC review process and has been mailed to the Voyager stockholders as of the Record Date, we will consummate the Spin-off and ante5 will be a separate, stand-alone publicly-traded company.  A detailed description of the assets transferred to, and liabilities assumed by, ante5 in anticipation of the Spin-off is described in detail in the Distribution Agreement.

In order to ensure that only stockholders of record of ante4 on the Record Date receive the benefits of the Spin-off, the stockholders of the Company have agreed that in the event they receive shares of ante5 in the Spin-off for any reason, they will sell those ante5 shares back to ante5 at a price per share of $0.001 per share.

Assets and Acreage Holdings

As of April 22, 2010, we currently control approximately 97,720 net acres in the following four primary prospect areas:

•                  6,780 net acres targeting the Bakken formation in North Dakota;

•                  640 net acres targeting the Red River formation based on 3-D seismic data in Montana;

•                  56,800 net acres in our joint venture targeting the Tiger Ridge gas field in Blaine, Hill and Chouteau Counties of Montana; and

•                  33,500 net acres in our joint venture targeting the Heath Shale formation in Musselshell, Petroleum, Garfield and Fergus Counties of Montana.

We also have an additional 8,000 net acres under contract targeting the Bakken formation in Montana and North Dakota, which we expect to purchase in the next few weeks.  The leases we control have a minimum term of three years and many have extensions effectively giving us control of lands for up to ten years.

Business

Voyager’s primary focus is to acquire high value leasehold interests specifically targeting the Bakken and Three Forks formations in the Williston Basin.  We believe our competitive advantage will be our ability to continue to acquire leases directly from the mineral owners through “organic leasing.”  Organic leasing allows Voyager to acquire acreage on more favorable terms than our competitors.  Because of our size and maneuverability, we are able to deploy our land acquisition teams into specific areas based on the latest industry information.  We will generate revenue by and through the conversion of our leasehold into non-operated working interests in multiple Bakken or Three Forks wells.  We believe our drilling participation, primarily on a heads-up basis proportionate to our working interest, will allow us to deliver high value with low cost.  Voyager expects to deploy approximately $10 million to participate in Bakken wells in 2010 at an average completion cost of $4.5 million per well.

Voyager is also currently engaged in a top-leasing program in targeted areas of the Williston Basin.  A top-lease is a lease acquired prior to and commencing immediately upon the expiration of the current lease.  We believe this approach will allow us to access the most prolific areas of the Bakken oilfields.  We continue to see this approach met with success given the rapidly expanding nature of the productive area of the play.

Voyager explores and produces oil and gas through a non-operated business model.  We engage in the drilling process within operators’ drilling units that include our acreage.  As a non-operator we rely on our operating partners to propose, permit and engage in the drilling process.  Before a well is spud, the operator is required to provide all oil and gas interest owners in the designated well unit the opportunity to participate in the drilling costs and revenues of the well on a pro-rata basis.  After the well is completed, our operating partners also transport, market and account for all production.  It will be policy for Voyager to engage and participate on a heads-up basis in substantially all, if not all, wells proposed.  This model provides us with diversification across operators and geologic areas.  It also allows us to continue to add production at a low marginal cost and maintain general and administrative costs at minimal levels.

The Bakken Shale Formation

The Bakken formation is predominantly found in the Williston Basin of Eastern Montana and Western North Dakota.  It lies between 9,000 and 11,000 feet beneath the surface of the Earth.  The Bakken consists of two shale rock layers, the upper and the lower.  Each of these layers is marine-organic rich oil generating shale.  Between the two shale layers lies a silty, sandy, supercharged dolomite membrane known as the Middle Member.  The upper and lower shales have generated oil and trapped it within the middle member.   The result is the largest contiguous deposit of oil and gas in the continental United States with the recoverable volume of oil expected to be between 3.5 and 5 billion barrels with current technology, according to the U.S. Geological Survey.  As more advanced technology is deployed, ultimate recovery is expected to increase.  We believe well results have become repeatable and predictable.

Three Forks Formation

Immediately below the Bakken lies the Three Forks Formation.  The Three Forks is a similar porosity zone to the Middle Member of the Bakken and is also a dolomite membrane that is supercharged by the Bakken Shale..  We believe the Three Forks has the potential to double the estimated ultimate recovery of oil under our targeted interests.  Drilling in the Three Forks has commenced throughout the Williston Basin and production levels rival the Bakken.  We expect to continue to see the Three Forks delineated as a separate productive zone.  We believe this translates into a potential doubling of our net well interest and reserves.

Down Spacing Potential

When a Bakken or Three Forks well is drilled, only a portion of the formation under the unit is contacted, developed and drained.  This provides the opportunity to re-enter a unit and drill another horizontal well.  Whereas there was one horizontal leg producing in a unit, two or more can be drilled and completed to recover even more oil.  This also translates into a multiplying of our net well interest and reserves per unit.

Tiger Ridge Gas Field Opportunity

The Tiger Ridge area is a large gas field located in north-central Montana.  Exploration for natural gas in the Tiger Ridge field dates back to the 1960s, and has resulted in significant discoveries of both natural gas and oil.  Natural gas production continues in the Tiger Ridge field today and we believe new opportunities still exist to exploit hydrocarbons in the area as a result of advanced technology in drilling and completion as well as seismic and geologic evaluation techniques.  Drilling costs have declined substantially and success rates are near 100% given the utilization of updated 3-D seismic technology.  Exploration in the area is rapidly expanding as a result of these developments.

The three counties (Hill, Blaine and Chouteau) comprising the Tiger Ridge field presently represent the largest gas producing area in the State of Montana.  Most of the production from the field comes from the highly faulted Eagle sand.  At depths of approximately 2,000 feet below the surface, the sands are highly prolific and can generate up to 4+ billion cubic feet (“BCF”) in a single well.  Drilling costs are estimated to be approximately $200,000 per well, and we anticipate that each well will require two to three days to drill.  We believe that the proposed wells would be economically viable at a fraction of projected reserves. Management believes that a drilling success rate of 90 percent (90%) is attainable and wells in the Tiger Ridge gas field can produce between 1BCF and 4BCF.  Take away (pipeline) capacity is available in the area and there is significant infrastructure already in place.

In December 2009, MCR, LLC (“MCR”) was added as a working interest owner and operator to drill, complete, connect and market the wells within two blocks of the controlled acreage in Fergus and Chouteau Counties, Montana. Costs and working interest in the two blocks will be split 20% MCR, 10% Hancock Enterprises and 70% Voyager.  MCR will be subject to 20% of the costs and burdens to acquire the acreage, seismic and drilling/production.

Heath Shale Oil Opportunity

The rapidly growing Heath Shale Oil play in Petroleum County, Montana (“Heath”) is the one of the fastest growing oil resource plays in the continental United States.  The Heath is characterized by very high porosity, oil content and significant fracturing.    Our management believes the Heath currently appears to be a similar resource play to the Bakken and will create substantial value for the company.  Given the activity level of a number of prominent shale players we expect the focus on this opportunity to increase in the industry.

Operations

We plan to continue to structure our operations in a manner that minimizes overhead and relies on third-parties to supply experience and expertise necessary to exploit exploration opportunities.  We will attempt to secure the highest possible working interests in the wells in which we invest while minimizing our general and administrative expenses.  We intend to keep overhead and staff to a bare minimum and the majority of operational duties will be outsourced to consultants and independent contractors.  We believe that the operational responsibilities of our company can be handled by our current officers, our working partnership with Hancock Enterprises and through consulting and independent contractor relationships.  We believe that we will incur minimal general and administrative expenses, thus devoting substantially all of our capital to hydrocarbon investments.

Drilling and Capital Expenditures

We intend to incur approximately $20 million to $23 million in capital expenditures in 2010, the vast majority of which is allocated to oil and gas activities to exploit the Bakken and Three Forks Formations in the Williston Basin of North Dakota and Montana.  Market conditions, commodity prices, availability of organic leases, operator behavior and drilling results affect the capital expenditures of the Company.  We expect to fund our expenditures primarily with existing cash reserves, which exceed $28 million. If our existing and potential sources of liquidity are not sufficient to undertake our planned capital expenditures, we may pursue a financing arrangement or sell common shares, although we currently have no specific plans to do so.  However, we have no third-party commitments to provide additional capital, and there is no assurance such capital will be available to us, or if available, that the terms will be favorable.

Our current capital expenditure plans are primarily allocated to organic lease acquisitions and participation in wells.  However, we will evaluate any potential opportunities for acquisitions as they arise.  If we identify acreage that meets our strategic plan, we may re-evaluate our planned capital expenditures to pursue potential acreage acquisitions.  Given our non-leveraged asset base and anticipated future cash flows, we believe we are in a position to take advantage of any appropriately priced sales that may occur.

In December 2009, we elected to participate in our first Bakken Well drilled by Slawson Exploration.  We are participating in the Ripper 1-22H located in Mountrail County, North Dakota with a 1.1% working interest, based on a 640 acre spacing unit.    We have also elected to participate in the Brigham Oil and Gas Ross-Alger 6 to 7 #1H well in Mountrail County, North Dakota with a 7.7% working interest based on a 1,280 acre spacing unit.

We expect to incur expenditures of approximately $10 million participating in approximately 20 to 25 gross Bakken completions in 2010, primarily in Mountrail, Williams and McKenzie Counties of North Dakota.  We also anticipate being able to increase our Bakken exposure with acquisitions totaling approximately $8 million in 2010.  This year, we expect to spend approximately $18 to $20 million in capital investments, including the additions to our acreage position, in the Bakken and Three Forks Formations in the Williston Basin of North Dakota and Montana.

We expect to incur approximately $2 million in drilling and seismic expenses outside of primary Bakken target.  We have begun plans to perform a 3-D seismic program in the Tiger Ridge field with operating partners Hancock Enterprises and MCR.  We expect to drill approximately three wells in the Tiger Ridge field in 2010. Outside of wells with MCR as operator, we expect to participate in an additional three gross wells drilling in areas under the joint venture’s leases in 2010. Our working interest in the three wells is anticipated to range from 33% to 43%, resulting in approximately 1 net well.

Governmental Regulation and Environmental Matters

Our operations are subject to various rules, regulations and limitations impacting the oil and natural gas exploration and production industry as whole.

Regulation of Oil and Natural Gas Production

Our oil and natural gas exploration, production and related operations, when developed, are subject to extensive rules and regulations promulgated by federal, state, tribal and local authorities and agencies.  For example, North Dakota and Montana require permits for drilling operations, drilling bonds and reports concerning operations and impose other requirements relating to the exploration and production of oil and natural gas.  Such states may also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells.  Failure to comply with any such rules and regulations can result in substantial penalties.  The regulatory burden on the oil and gas industry will most likely increase our cost of doing business and may affect our profitability.  Although we believe we are currently in substantial compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws.  Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on our financial condition and results of operations.

Environmental Matters

Our operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue.  These laws and regulations may:

•                                          require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities;

•                                          limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and

•                                          impose substantial liabilities for pollution resulting from our operations.

The permits required for our operations may be subject to revocation, modification and renewal by issuing authorities.  Governmental authorities have the power to enforce their regulations, and violations are subject to fines, injunctions, or both.  In management’s opinion, we are in substantial compliance with current applicable environmental laws and regulations, and have no material commitments for capital expenditures to comply with existing environmental requirements.  Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on our company, as well as the oil and natural gas industry in general.

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes impose strict, joint and several liability on owners and operators of sites and on persons who disposed of or arranged for the disposal of “hazardous substances” found at such sites.  It is not uncommon for the neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.  The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance.  Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting our operations may impose clean-up liability relating to petroleum and petroleum related products.  In addition, although RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

The Endangered Species Act (“ESA”) seeks to ensure that activities do not jeopardize endangered or threatened animal, fish and plant species, nor destroy or modify the critical habitat of such species.  Under ESA, exploration and production operations, as well as actions by federal agencies, may not significantly impair or jeopardize the species or its habitat.  ESA provides for criminal penalties for willful violations of the Act.  Other statutes that provide protection to animal and plant species and that may apply to our operations include, but are not necessarily limited to, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act.  Although we believe that our operations will be in substantial compliance with such statutes, any change in these statutes or any reclassification of a species as endangered could subject our company to significant expenses to modify our operations or could force our company to discontinue certain operations altogether.

Intellectual Property

Our business does not depend upon any intellectual property, licenses or other proprietary property unique to our company, but instead revolves around our ability to acquire mineral rights and participate in drilling activities by virtue of our ownership of such rights and through the relationships we have developed with our operating partners.

Competition

The oil and natural gas industry is intensely competitive, and we compete with numerous other oil and gas exploration and production companies.  Some of these companies have substantially greater resources than we have.  Not only do they explore for and produce oil and natural gas, but also many carry on midstream and refining operations and market petroleum and other products on a regional, national or worldwide basis.  The operations of other companies may be able to pay more for exploratory prospects and productive oil and natural gas properties.  They may also have more resources to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.

Our larger or integrated competitors may have the resources to be better able to absorb the burden of existing, and any changes to federal, state, and local laws and regulations more easily than we can, which would adversely affect our competitive position.  Our ability to discover reserves and acquire additional properties in the future will be dependent upon our ability and resources to evaluate and select suitable properties and to consummate transactions in this highly competitive industry.  In addition, we may be at a disadvantage in producing oil and natural gas properties and bidding for exploratory prospects, because we have fewer financial and human resources than other companies in our industry.  Should a larger and better financed company decide to directly compete with us, and be successful in its efforts, our business could be adversely affected.

Employees

We currently employ two full-time employees.  James Russell (J.R.) Reger is our Chief Executive Officer and Mitchell Thompson is our Chief Financial Officer.  We have entered into employment agreements with both Mr. Reger and Mr. Thompson.  Mr. Reger has agreed to serve as our Chief Executive Officer without cash compensation though 2011.

Properties

We added production from our first well in February 2010.  As of the time of this Current Report on Form 8-K, we have not generated any cash proceeds from oil and gas production.  Because we did not generate any cash proceeds from oil and gas production for the year ended December 31, 2009, we have not conducted any engineering of our potential reserves.  We expect to conduct our initial reserve engineering and obtain our initial reserve report on or before December 31, 2010.

Legal Proceedings

We are not a party to any pending or threatened litigation.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital.  Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this Current Report generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Current Report on Form 8-K generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements to be filed with the Securities and Exchange Commission (the “SEC”) required by paragraph (a) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K.  This discussion contains forward-looking statements that involve risks and uncertainties because they are based on current expectations and relate to future events and future financial performance.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many important factors, including those set forth under “Risk Factors,” “Forward Looking Statements,” and elsewhere in this Form 8-K.

Overview

The Company is a Nevada corporation formed for the purpose of providing capital investments for acreage acquisitions and working interests in existing or planned hydrocarbon production with a special focus on scaleable, repeatable natural gas plays with established operators.  Our business is initially expected to focus on properties in Montana and North Dakota.  We do not intend to limit our focus to any single geographic area, however, because we want to remain flexible and intend to pursue the best opportunities available to it.  Our required capital commitment may grow if the opportunity presents itself and depending upon the results of initial testing and development activities.

On April 16, 2010, ante4, Acquisition Sub and the Company entered into the Merger Agreement.  Under the Merger Agreement, Acquisition Sub merged with and into the Company, with the Company remaining as the surviving corporation and a wholly-owned subsidiary of ante4.  On the Closing Date, ante4 filed a Certificate of Amendment with the State of Delaware to change its name from ante4, Inc. to Voyager Oil & Gas, Inc. (“Voyager”).  Going forward, Voyager will be a holding company parent of the Company, and Voyager’s business operations following the Merger will be those of the Company.  The following is a discussion of the Company’s business operations and incorporates the financial statements of the Company.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of financial conditions and results of operations is based on the Company’s financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP.  The preparation of these financial statements required us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses.  On an ongoing basis, we evaluate these estimates and judgments, including those described below.  We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances.  These estimates and assumptions form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results and experiences may differ materially from these estimates.

While our significant accounting policies are more fully described in notes to our financial statements to be filed with the SEC on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our reported financial results and affect the more significant judgments and estimates that we used in the preparation of our financial statements.

Stock-Based Compensation

We have accounted for stock-based compensation under the provisions of FASB Accounting Standards Codification (ASC) 718-10-55 (Prior authoritative literature: FASB Statement 123(R), Share-Based Payment).   This statement requires us to record any expense associated with the fair value of stock-based compensation.  We used the Black-Scholes option valuation model to calculate stock based compensation at the date of grant.  Option pricing models require the input of highly subjective assumptions, including the expected price volatility.  Changes in these assumptions can materially affect the fair value estimate.

Full Cost Method

We follow the full cost method of accounting for oil and gas operations whereby all costs related to the exploration and development of oil and gas properties are initially capitalized into a single cost center (“full cost pool”).  Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling directly related to acquisitions, and exploration activities.

Proceeds from property sales will generally be credited to the full cost pool, with no gain or loss recognized, unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs.  A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.  There were no property sales for the years ended December 31, 2009 and 2008.

Capitalized costs associated with impaired properties and capitalized cost related to properties having proved reserves, plus the estimated future development costs and asset retirement costs under FASB ASC 410-20-25 (Prior authoritative literature:, FASB Statement 143, Accounting for Asset Retirement Obligations) will be depleted and amortized on the unit-of-production method based on the estimated gross proved reserves as determined by independent petroleum engineers.  The costs of unproved properties are withheld from the depletion base until such time as they are either developed or abandoned.  When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

Capitalized costs of oil and gas properties (net of related deferred income taxes) may not exceed an amount equal to the present value, discounted at 10% per annum, of the estimated future net cash flows from proved oil and gas reserves plus the cost of unevaluated properties (adjusted for related income tax effects).  Should capitalized costs exceed this ceiling, impairment is recognized.  The present value of estimated future net cash flows is computed by applying 12-month average price of oil and natural gas to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves and assuming continuation of existing economic conditions.  Such present value of proved reserves’ future net cash flows excludes future cash outflows associated with settling asset retirement obligations that have been accrued on the Balance Sheet.  Should this comparison indicate an excess carrying value, the excess is charged to earnings as an impairment expense.  As of December 31, 2009, we had not realized any impairment of our properties.

Joint Ventures

The financial statements as of December 31, 2009 and 2008 include our accounts and our proportionate share of the assets, liabilities, and results of operations of the joint ventures in which we are involved.

Results of Operations

On January 25, 2010 the Company effectuated a three-for-one stock split pursuant to which each share of the Company’s common stock was automatically converted into three shares of common stock on such date.  The discussion set forth below quantifies shares of the Company’s common stock on an “as-adjusted basis” after taking into consideration the effects of such stock split, even though in some instances the shares described below were issued before such stock split.

Comparison of the Period from April 18, 2008 (Inception) to December 31, 2008 with the Year Ended December 31, 2009

	Year Ended December 31, 2009	From Inception on April 18, 2008 Through December 31, 2008

Revenues	$—	$—

Operating Expenses:
Share Based Compensation	$2,244,504	$—
General and Administrative Expense	63,695	3,559
Depreciation Expense	30	—
Total Operating Expenses	2,308,299	3,559

Loss From Operations	(2,308,229)	(3,559)

Other Income (Expense):	31,037	26,757

Income (Loss) Before Income Taxes	(2,277,192)	23,198

Provision for Income Taxes	—	6,464

Net Income (Loss)	$(2,277,192)	$16,734

Share Based Compensation

In September 2009, the Company issued 43,500 shares of common stock to a consultant pursuant to a consulting agreement.  These shares were valued at $36,975 or $.85 per share, the market value of the shares of common stock on the date of issuance, and expensed as general and administrative expenses.  The shares were valued at the fair value of the Company’s common stock on the date of the issuance.

In December 2009, the Company issued 150,000 shares of common stock to an executive of the Company as compensation for his services.  The executive was fully vested in the shares on the date of the grant.  The fair value of the stock issued was $127,500 or $.85 per share, the fair value of the Company’s common stock on the date the stock was granted.  The entire amount of this stock award was expensed in the year ended December 31, 2009.

Restricted Stock Awards granted in 2009

During the year ended December 31, 2009, the Company issued 540,000 restricted shares of common stock as compensation to officers of the Company.  The restricted shares vest on December 1, 2011 and December 31, 2011.  As of December 31, 2009, there was approximately $456,000 of total unrecognized compensation expense related to unvested restricted stock. This compensation expense will be recognized over the remaining vesting period of the grants.  The Company has assumed a zero percent forfeiture rate for restricted stock.

The following table reflects the outstanding restricted stock awards and activity related thereto for the year ended December 31, 2009:

	Year Ended
	December 31, 2009
		Weighted-
	Number of	Average
	Shares	Price
Restricted Stock Awards:
Restricted Shares Outstanding at the Beginning of the Year	—	$—
Shares Granted	540,000	$.85
Lapse of Restrictions	—	$—
Restricted Shares Outstanding at the End of the Year	540,000	$.85

On September 15, 2009, the Company issued a consultant warrants to purchase a total of 240,000 shares of common stock exercisable at $0.003 per share.   The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were issued.  The vesting of the warrants was contingent on the Company owning lease or mineral rights representing a total of seventy-five thousand net mineral acres in North Dakota and Montana.  Since the Company owned leases or mineral rights in excess of seventy-five thousand net acres at December 31, 2009 the entire fair value of the warrants was expensed in 2009.  These warrants were exercised in January 2010.

The following assumptions were used for the Black-Scholes model:

September 15,
2009
Risk free rates	2.41%
Dividend yield	0%
Expected volatility	73.11%
Weighted average expected warrant life	2.5 Years

The “fair market value” at the date of issuance for the warrants issued using the formula relied upon for calculating the fair value of warrants is as follows:

Weighted average fair value per share	$.85
Total warrants granted	240,000
Total weighted average fair value of warrants granted	$203,925

Warrants Granted November 1, 2009

On November 1, 2009, the Company issued two consultants and two directors warrants to purchase a total of 3,600,000 shares of common stock exercisable at $.85 per share.  Each of the directors was issued 1,500,000 warrants and each of the consultants was issued 300,000 warrants.  The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were issued. The directors and consultants were fully vested in the warrants on the date of the grant.  The fair value of these warrants was expensed in 2009. None of these warrants were exercised in 2009.

The following assumptions were used for the Black-Scholes model:

November 1,
2009
Risk free rates	2.33%
Dividend yield	0%
Expected volatility	73.11%
Weighted average expected warrant life	5 Years

The “fair market value” at the date of issuance for the warrants issued using the formula relied upon for calculating the fair value of warrants is as follows:

Weighted average fair value per share	$.52
Total warrants granted	3,600,000
Total weighted average fair value of warrants granted	$1,866,270

Warrants Granted December 1, 2009

On December 1, 2009, the Company issued its Chief Financial Officer warrants to purchase a total of 300,000 shares of common stock exercisable at $.85 per share.  The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were issued. These warrants vest on December 1, 2011.  As of December 31, 2009, there was approximately $153,000 of total unrecognized compensation expense related to these unvested warrants. This compensation expense will be recognized over the remaining vesting period of the grants.  The Company recognized $6,646 of expense related to these warrants in 2009.

The following assumptions were used for the Black-Scholes model:

December 1,
2009
Risk free rates	2.03%
Dividend yield	0%
Expected volatility	68.98%
Weighted average expected warrant life	6 Years

The “fair market value” at the date of issuance for the warrants issued using the formula relied upon for calculating the fair value of warrants is as follows:

Weighted average fair value per share	$.53
Total warrants granted	300,000
Total weighted average fair value of warrants granted	$159,513

Warrants Granted December 31, 2009

On December 31, 2009, the Company issued its Chief Executive Officer warrants to purchase a total of 1,500,000 shares of common stock exercisable at $.85 per share.  The total fair value of the warrants was calculated using the Black-Scholes valuation model based on factors present at the time the warrants were issued. These warrants vest on December 31, 2011.  As of December 31, 2009, there was approximately $807,000 of total unrecognized compensation expense related to these unvested warrants. This compensation expense will be recognized over the remaining vesting period of the grants.  The Company recognized no expense related to these warrants in 2009.

The following assumptions were used for the Black-Scholes model:

December 31,
2009
Risk free rates	2.69%
Dividend yield	0%
Expected volatility	68.92%
Weighted average expected warrant life	6 Years

The “fair market value” at the date of issuance for the warrants issued using the formula relied upon for calculating the fair value of warrants is as follows:

Weighted average fair value per share	$.54
Total warrants granted	1,500,000
Total weighted average fair value of warrants granted	$806,649

General and Administrative Expense

General and Administrative Expense increased 1,689% from $3,559 in 2008 to 63,695 in 2009.  This increase resulted from the relocation of the corporate headquarters to Billings, Montana, increased acquisition activity outside of the joint venture agreements, and the addition of a salaried officer..

Depreciation Expense

Depreciation expense increased from $0 in 2008 to $30 in 2009.  This increase resulted from depreciation of property acquired in 2009.

Liquidity and Capital Resources

The following tables summarize the Company’s liquidity and capital resources as of and for each of the last two fiscal years, and is intended to supplement the more detailed discussion that follows:

	December 31,
	2009	2008
CURRENT ASSETS
Cash and Cash Equivalents	$691,263	$1,775,423
Short-Term Investments	275,151	—
Other Current Assets	7,781	—

		From	From
		Inception on	Inception on
		April 18,	April 18,
	Year	2008	2008
	Ended	Through	Through
	December 31,	December 31,	December 31,
Cash flow data	2009	2008	2009
Cash provided by (used in)
Operating Activities	(25,161)	23,198	(1,963)
Investing Activities	(3,876,471)	(872,375)	(4,748,846)
Financing Activities	2,817,472	2,624,600	5,442,072
NET INCREASE (DECREASE)
IN CASH AND CASH EQUIVALENTS	(1,084,160)	1,775,423	691,263

Cash and Cash Equivalents

The Company’s total cash resources, excluding short-term investments, as of December 31, 2009 were $691,263, compared to $1,775,423 as of December 31, 2008.

Net Cash Provided by (Used In) Operating Activities

Net cash provided by (used in) operating activities was $23,198 in 2008 and $(25,161) in 2009.  From April 18, 2008 (inception) to December 31, 2009, net cash used in operating activities was ($1,963).  The net cash used in operating activities makes up a portion of the overall net loss of the Company since inception.

Net Cash Used In Investment Activities

Net cash used in investment activities was ($872,375) in 2008 and ($3,876,471) in 2009.  From April 18, 2008 (inception) to December 31, 2009, net cash used in investment activities was ($4,748,846).  Cash used in investment activities is related to acquisition to leasehold interests, purchase and sales of short-term investments and purchases of property and equipment.

Net Cash Provided by Financing Activities

Net cash provided by financing activities was $2,624,600 in 2008 and $2,817,472 in 2009.  From April 18, 2008 (inception) to December 31, 2009, net cash provided by financing activities was $5,442,072.  Net cash provided by financing activities was primarily attributable to proceeds from private sales of common stock.

Adequacy of Capital Resources

With the addition of equity capital achieved through the Merger, we believe we have sufficient capital to meet our drilling commitments and expected general and administrative expenses for the next twelve months, at a minimum.  Nonetheless, any strategic acquisition of assets may require us to access the capital markets at some point in 2010.  We may also choose to access the equity capital markets to fund accelerated or continued drilling at the discretion of management and depending on prevailing market conditions.  We will evaluate any potential opportunities for acquisitions as they arise.  Given our non-leveraged asset base and anticipated growing cash flows, we believe we are in a position to take advantage of any appropriately priced sales that may occur.  However, there can be no assurance that any additional capital will be available to us on favorable terms or at all.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Recent Accounting Pronouncements

In March 2008, the FSAB issued FASB ASC 815-10-15 (Prior authoritative literature, FASB Statement 161, Disclosures About Derivative Instruments and Hedging Activities).   FASB ASC 815-10-15 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  FASB ASC 815-10-15 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.   The adoption of the provisions of FASB ASC 815-10-15 related to derivative instruments and hedging activities on January 1, 2009 did not have a material impact on the financial statements of the Company.

In April 2009, the FASB issued FASB ASC 270-10-05 (Prior authoritative literature: APB 28-1, Interim Disclosures About Fair Value of Financial Instruments).  FASB ASC 270-10-05 amends FASB ASC 825-10-50 (Prior authoritative literature: FASB Statement 107, Disclosures About Fair Value of Financial Instruments) to require an entity to provide disclosures about fair value of financial instruments in interim financial information.  FASB ASC 270-10-05 is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009.

In February 2008, the FASB issued FASB ASC 820-10-65-1 (Prior authoritative literature: FSP FAS 157-2/Statement 157, Effective Date of FASB Statement No. 157.) FASB ASC 820-10-65-1 delayed the effective date for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of the provisions of FASB ASC 820-10-65-1 related to nonfinancial assets and nonfinancial liabilities on January 1, 2009 did not have a material impact on the financial statements of the Company.

In April 2009, the FASB issued FASB ASC 820-10-65-4 ( Prior authoritative literature: FASB Statement 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly) .  FASB ASC 820-10-65-4 provides additional guidance in estimating fair value, when the volume and level of transaction activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability.  FASB ASC 820-10-65-4 also provides additional guidance on circumstances that may indicate a transaction is not orderly.  FASB ASC 820-10-65-4 is effective for interim periods ending after June 15, 2009, and the Company adopted its provisions during second quarter 2009.  FASB ASC 820-10-65-4 did not have a significant impact on the Company’s financial position, results of operations, cash flows, or disclosures.

In April 2009, the FASB issued FASB ASC 320-10-65 (Prior authoritative literature: FSP FAS 115-2/124-2, Recognition and Presentation of Other-Than-Temporary Impairments). The guidance applies to investments in debt securities for which other-than-temporary impairments may be recorded. If an entity’s management asserts that it does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the security before recovery of its cost basis, then an entity may separate other-than-temporary impairments into two components: 1) the amount related to credit losses (recorded in earnings), and 2) all other amounts (recorded in other comprehensive income). FASB ASC 320-10-65 is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The adoption of the provisions of FASB ASC 320-10-65 in the second quarter 2009 did not have a material impact on the financial statements of the Company.

In June 2009, the FASB issued FASB ASC 860-10-05 (Prior authoritative literature: FASB Statement 166, Accounting for Transfers of Financial Assets). FASB ASC 860-10-05 is effective for fiscal years beginning after November 15, 2009. We are currently assessing the impact of FASB ASC 860-10-05 on its financial position and results of operations.

In June 2009, the FASB issued FASB ASC 810-10-25 (Prior authoritative literature: FASB Statement 167-Amendment to FIN 46(R), Consolidation of Variable Entities). FASB ASC 810-10-25 eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires a qualitative analysis to determine whether an enterprise’s variable interest gives it a controlling financial interest in a variable interest entity. FASB ASC 810-10-25 contains certain guidance for determining whether an entity is a variable interest entity. This statement also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. FASB ASC 810-10-25 will be effective as of the beginning of the Company’s 2010 fiscal year. We are currently evaluating the impact of the adoption of FASB ASC 810-10-25.

In June 2009, the FASB issued FASB ASC 105-10-65 (Prior authoritative literature: FASB Statement 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles). Under FASB ASC 105-10-65, the FASB Accounting Standards Codification ™ (the “Codification”) becomes the exclusive source of authoritative U.S. generally accepted accounting principles (“U.S. GAAP”) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification will supersede all then-existing non-SEC accounting and reporting standards, with the exception of certain non-SEC accounting literature which will become nonauthoritative. FASB ASC 105-10-65 is effective for the Company’s 2009 third fiscal quarter. The adoption of FASB ASC 105-10-65 did not have a material impact on the Company’s financial statements.

In October 2009, the FASB issued ASU No. 200-13, Revenue Recognition — Multiple Deliverable Revenue Arrangements (“ASU 2009-13”).  ASU 2009-13 updates the existing multiple-element revenue arrangements guidance currently included in FASB ASC 605-25.  The revised guidance provides for two significant changes to the existing multiple-element revenue arrangements guidance.  The first change relates to the determination of when the individual deliverables included in a multiple-element arrangement may be treated as separate units of accounting.  This change will result in the requirement to separate more deliverables within an arrangement, ultimately leading to less revenue deferral.  The second change modifies the manner in which the transaction consideration is allocated across the separately identified deliverables.  Together, these changes will result in earlier recognition of revenue and related costs for multiple-element arrangements than under previous guidance.  This guidance expands the disclosures required for multiple-element revenue arrangements.  Effective for interim and annual reporting periods beginning after December 15, 2009. We are currently evaluating the potential impact, if any, of this guidance on our financial statements.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address our growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements.  These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward-looking statement can be guaranteed and actual future results may vary materially.

We do not assume the obligation to update any forward-looking statement.  One should carefully evaluate such statements in light of factors described in Voyager’s filings with the SEC, especially on Forms 10-K, 10-Q and 8-K.  Listed below are some important factors that could cause actual results to differ from expected or historic results.  One should understand that it is not possible to predict or identify all such factors.  Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

RISK FACTORS

You should carefully consider the risks, uncertainties and other factors described below.  Any of the factors could materially and adversely affect our business, financial condition, operating results and prospects and could negatively impact the market price of our common stock.  Also, you should be aware that the risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties, of which we are not yet aware, or that we currently consider to be immaterial, may also impair our business operations.  You should also refer to the other information contained in and incorporated by reference into this Current Report on Form 8-K.

Risks Related To Our Business

We are an early stage company.  We may never attain profitability.

The business of acquiring, exploring for, developing and producing hydrocarbon reserves is inherently risky.  We have a limited operating history for you to consider in evaluating our business and prospects.  Our operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with any new business, as well as those risks that are specific to the oil and gas industry.  Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies.  We may never overcome these obstacles.

Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights to exploit potential oil and natural gas reserves on terms that will be commercially viable for us.

Our lack of diversification will increase the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business is expected initially to focus on a limited number of properties in Montana and North Dakota.  We do not intend to limit our focus to any single geographic area, however, because we want to remain flexible and intend to pursue the best opportunities available to us, which may be outside Montana and North Dakota as well.  We have committed and expect to continue to commit funds to joint ventures with Hancock Enterprises and other parties to acquire and develop acreage.  Our required capital commitment may grow if the opportunity presents itself and depending upon the results of initial testing and development activities.  Larger companies have the ability to manage their risk by diversification.  However, we will lack diversification, in terms of both the nature and geographic scope of our business.  As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than if our business were more diversified, enhancing our risk profile.  If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire additional properties, to discover reserves, to participate in exploration opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with industry participants, our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment.  These realities are subject to change and may impair our ability to grow.

To develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business.  We have entered into a joint venture with Hancock Enterprises for the acreage acquisition phase of our business.  Our ability to successfully operate that joint venture depends on a variety of factors, many of which will be entirely outside our control.  We may not be able to establish this and other strategic relationships, or if established, we may not be able to maintain them.  In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships.  If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Competition in obtaining rights to explore and develop oil and gas reserves and to market our production may impair our business.

The oil and gas industry is highly competitive.  Other oil and gas companies may seek to acquire oil and gas leases and other properties and services we intend to target with our investments.  This competition is increasingly intense as prices of oil and natural gas on the commodities markets have risen in recent years.  Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors or in funding joint ventures with our prospective partners.  Competitors include a variety of potential investors and larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage.  In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests.  If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business.  If we fail to effectively manage our growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure you that we will be able to:

•              meet our capital needs;

•              expand our systems effectively or efficiently or in a timely manner;

•              allocate our human resources optimally;

•              identify and hire qualified employees or retain valued employees; or

•              incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Our business may suffer if we do not attract and retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting our business.  We have a small management team, and the loss of key individuals or the inability to attract suitably qualified staff could materially adversely impact our business.

Our success depends on the ability of our management, employees and exploration partners to interpret market and geological data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments.  Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found.  We will seek to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed.  If we are unable to attract and retain key personnel, our business may be adversely affected.

Our hedging activities could result in financial losses or could reduce our net income, which may adversely affect our business.

In order to manage our exposure to price risks in the marketing of our oil and natural gas production, we may enter into oil and natural gas price hedging arrangements with respect to a portion of expected production that we fund.

While intended to reduce the effects of volatile oil and natural gas prices, such transactions may limit our potential gains and increase our potential losses if oil and natural gas prices were to rise substantially over the price established by the hedge.  At the current time we DO NOT intend to hedge any of our production, given current levels, however if we do at some point in the future we may incur risks.  In addition, such transactions may expose us to the risk of loss in certain circumstances, including instances in which:

•                  production is less than expected;

•                  there is a widening of price differentials between delivery points for our production and the delivery point assumed in the hedge arrangement; or

•                  the counterparties to our hedging agreements fail to perform under the contracts.

Risks Related To Our Industry

Our exploration for oil and gas is risky and may not be commercially successful, and the advanced technologies we use cannot eliminate exploration risk, which could impair our ability to generate revenues from our operations.

Our future success will depend on the success of our exploration program.  Oil and gas exploration involves a high degree of risk.  These risks are more acute in the early stages of exploration.  Our ability to generate a return on our investments, revenues and our resulting financial performance are significantly affected by the prices we receive for oil and natural gas produced from wells on our acreage.  Especially in recent years, the prices at which oil and natural gas trade in the open market have experienced significant volatility, and will likely continue to fluctuate in the foreseeable future due to a variety of influences including, but not limited to, the following:

•              domestic and foreign demand for oil and natural gas by both refineries and end users;

•              the introduction of alternative forms of fuel to replace or compete with oil and natural gas;

•              domestic and foreign reserves and supply of oil and natural gas;

•              competitive measures implemented by our competitors and domestic and foreign governmental bodies;

•              weather conditions; and

•              domestic and foreign economic volatility and stability.

A significant further decrease in oil and natural gas prices could also adversely impact our ability to raise additional capital to pursue future drilling activities.

Our expenditures on exploration may not result in new discoveries of oil or natural gas in commercially viable quantities.  It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof.

Even when used and properly interpreted, three-dimensional (3-D) seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators.  They do not allow the interpreter to know conclusively if hydrocarbons are present or economically producible.  In addition, the use of three-dimensional (3-D) seismic data becomes less reliable when used at increasing depths.  We could incur losses as a result of expenditures on unsuccessful wells.  If exploration costs exceed estimates, or if exploration efforts do not produce results which meet expectations, the exploration efforts may not be commercially successful, which could adversely impact our ability to generate revenues from our operations.

We may not be able to develop oil and gas reserves on an economically viable basis, and our reserves and production may decline as a result.

If, together with our partners, we succeed in discovering oil and/or natural gas reserves, we cannot ensure that these reserves will be capable of production levels we project or in sufficient quantities to be commercially viable.  On a long-term basis, our viability depends on our ability to find or acquire, develop and commercially produce additional oil and natural gas reserves.  Without the addition of reserves through acquisition, exploration or development activities, our reserves and production will decline over time as reserves are produced.  Our future reserves will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we may develop and to effectively distribute our production.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs.  Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs.  In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells.  These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions.  While we will endeavor to effectively manage these conditions, we cannot be assured of doing so optimally, and we will not be able to eliminate them completely in any case.  Therefore, these conditions could diminish our revenue and cash flow levels and result in the impairment of our oil and natural gas interests.

Estimates of oil and natural gas reserves that we make may be inaccurate and actual revenues may be lower than financial projections.

We will make estimates of oil and natural gas reserves that we target, upon which we will base financial projections.  We will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.  Some of these assumptions are inherently subjective, and the accuracy of the reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions.  Economic factors beyond our control, such as interest rates, will also impact the value of our reserves.  The process of estimating oil and natural gas reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property.  As a result, the reserve estimates will be inherently imprecise.  Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from estimates.  If actual production results vary substantially from reserve estimates, this could materially reduce revenues and result in the impairment of our oil and natural gas interests.

Prices and markets for oil and natural gas are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business.

Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control.  World prices for oil and natural gas have fluctuated widely in recent years, and have risen to record levels on a nominal basis in 2006.  We expect that prices will fluctuate in the future.

Price fluctuations will have a significant impact upon our revenue, the return from our reserves and on our financial condition generally.  Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry.  Prices may not remain at current levels.  Future decreases in the prices of oil and natural gas may have a material adverse effect on our financial condition, the future results of our operations and quantities of reserves recoverable on an economic basis.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights, and may affect the value of our assets.  We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures.  We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them.  As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Environmental risks may adversely affect our business.

All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of federal, state and municipal laws and regulations.  Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations.  The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities.  Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material.  Environmental legislation is evolving in a manner in which we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs.  The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge.  The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.

Challenges to our properties may impact our financial condition.

Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense.  While we intend to make appropriate inquiries into the title of properties and other development rights it acquires, title defects may exist.  In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all.  If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate.

If our property rights are reduced, our ability to conduct our exploration, development and production activities may be impaired.

We will rely on technology to conduct our business and our technology could become ineffective or obsolete.

We rely on technology, including geographic and seismic analysis techniques and economic models, to develop our reserve estimates and to guide our exploration, development and production activities.  We will be required to continually enhance and update our technology to maintain our efficacy and to avoid obsolescence.  The costs of doing so may be substantial, and may be higher than the costs that it anticipated for technology maintenance and development.  If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired.  Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.

Our acreage price assumptions may not be accurate.

We use estimates for acreage prices.  There can be no assurance that these numbers accurately represent the market.  Actual acreage prices may be higher or lower by significant amounts.  The market for acreage has traditionally been illiquid and non-transparent as well as volatile.

Risks Related to Owning Voyager Common Stock

Voyager’s Board of Directors’ ability to issue undesignated preferred stock and the existence of anti-takeover provisions may depress the value of our common stock.

Voyager’s authorized capital includes 20 million shares of undesignated preferred stock.  Voyager’s Board has the power to issue any or all of the shares of preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval.  Further, as a Delaware corporation, Voyager is subject to provisions of the Delaware General Corporation Law regarding “business combinations.” The Voyager Board may, in the future, consider adopting additional anti-takeover measures. The authority of Voyager’s Board to issue undesignated stock and the anti-takeover provisions of Delaware law, as well as any future anti-takeover measures adopted by Voyager, may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of Voyager that are not approved by the Board. As a result, Voyager’s stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price, voting and other rights of the holders of common stock may also be affected.

Voyager’s common stock trades only in an illiquid trading market.

Trading of Voyager common stock is conducted on the over-the-counter bulletin board.   This has an adverse effect on the liquidity of Voyager’s common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us and our common stock.  This may result in lower prices for Voyager common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.

Voyager does not expect to pay dividends in the foreseeable future.

Voyager does not intend to declare dividends for the foreseeable future, as it anticipates that it will reinvest any future earnings in the development and growth of the Company’s business.  Therefore, stockholders of Voyager will not receive any funds unless they sell their common stock or warrants, and stockholders may be unable to sell their shares and warrants on favorable terms or at all.

DESCRIPTION OF SECURITIES

Historical Information About Capital Stock

Immediately before the Merger, the authorized capital stock of the Company consisted of 110,000,000 shares which were divided into two classes consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

As of April 16, 2010, the authorized capital stock of Voyager consisted of 120,000,000 shares, which were divided into two classes consisting of 100,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

Immediately before the Effective Date of the Merger, the Company had 25,060,131 shares of common stock outstanding (which includes 540,000 unvested restricted management shares) and an additional 5,400,000 shares of common stock underlying warrants that had been issued by the Company.  No preferred shares were outstanding.  As consideration for the Merger, the shareholders of the Company received the right to receive 0.86836131 of one share of Voyager common stock in exchange for each share of Common Stock of the Company and each holder of restricted stock of the Company received 0.86836131 of one share of restricted Voyager common stock.  Additionally, the warrant holders of the Company received a warrant to purchase 0.86836131 of one share of Voyager common stock in exchange for the warrants held immediately prior to the Merger.  In total, the stockholders of the Company received an aggregate of 21,761,299 shares of Voyager common stock and warrants to purchase up to 4,689,153 shares of Voyager common stock at an exercise price of $0.98 per share.

Prior to the Effective Date of the Merger, Voyager had 21,292,333 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.  Following the Effective Date of the Merger, Voyager had 43,053,632 shares of common stock issued and outstanding, options to acquire up to 326,666 shares of common stock of Voyager, and warrants to purchase up to 4,689,153 shares of common stock of Voyager.

A total of 8,200,000 shares of Voyager’s shares were previously registered under the Securities Act.  The remaining 13,092,333 outstanding shares of Voyager were deemed exempt from the registration requirements of the Securities Act, based on the provisions of Section 4(1) of the Securities Act and Rule 144 of the SEC.

The following description of our capital stock is derived from Voyager’s certificate of incorporation and bylaws as well as relevant provisions of applicable law. Such description is not intended to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws.

Description of Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of preferred stock. Except as otherwise provided by law, and subject to any voting rights granted holders of preferred stock, amendments to our certificate of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the board of directors from time to time, the common stockholders will be entitled to such cash dividends as may be declared from time to time by the board of directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon our liquidation, dissolution or winding up, the common shareholders will be entitled to receive pro rata all assets available for distribution to such holders.

Description of Preferred Stock

We are authorized to issue 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share, none of which as of the date hereof is designated, issued or outstanding. The board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series.  Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the board of directors, without the necessity of obtaining approval of the shareholders.

Description of Warrants

There are presently warrants issued to purchase 4,689,153 shares of common stock shares for ten years at an exercise price of $0.98 per share.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split of combination, recapitalization, reorganization, merger or consolidation.

No fractional shares will be issued upon exercise of the warrants.  If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number, the number of shares of common stock to be issued to the warrant holder.

The warrants are valued using a Black-Scholes option-pricing model using the respective contractual life as the expected life, a risk free interest rate of 5.0%, no expected dividends and a 68.0% volatility.

Number Outstanding	Exercise Price	Remaining Contractual Life	Warrant Fair Value at issue date

4,689,153	$0.98	10 years	$2,832,432

Indemnification of Officers and Directors

Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than one by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, if such director or officer acted in good faith, for a purpose which such person reasonably believed to be in or not opposed to the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that such conduct was unlawful.

In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses, including attorneys’ fees, actually and necessarily incurred by such person in connection with the defense or settlement of such action or suit, if such director or officer acted in good faith for a purpose which such person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. Delaware law provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner.

Our certificate of incorporation and bylaws provide that we will indemnify our directors to the fullest extent permitted by Delaware law and may, if and to the extent authorized by our board of directors, indemnify our officers and any other person whom we have the power to indemnify against any liability, reasonable expense or other matter whatsoever.

Any amendment, modification or repeal of the foregoing provisions shall be prospective only, and shall not affect any rights or protections of any of our directors existing as of the time of such amendment, modification or repeal.

We may also, at the discretion of our board of directors, purchase and maintain insurance to the fullest extent permitted by Delaware law on behalf of any of our directors, officers, employees or agents against any liability asserted against such person and incurred by such person in any such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

Anti-Takeover Effects of Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

Our certificate of incorporation, bylaws and the Delaware General Corporation Law contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover provision. In general, the provision prohibits a publicly-held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•                  the owner of 15% or more of the outstanding voting stock of the corporation;

•                  an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock outstanding of the corporation, at any time within three years immediately prior to the relevant date; or

•                  an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

•                  our board of directors approves the transaction that made the stockholder an interested stockholder before to the date of that transaction;

•                  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our certificate of incorporation nor our bylaws exempt us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors.

Listing

Our common stock is listed on the OTC bulletin board under the symbol “ANTF.OB.”  We are in the process of changing our ticker symbol.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

The disclosure in Items 5.01 and 5.02 of this Current Report on Form 8-K is also incorporated herein by reference.  Reference is made to Voyager’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is on file with the Securities and Exchange Commission and incorporated herein by reference.

The foregoing summaries of the Merger, the Reger and Thompson Employment Agreements, the issuance of our securities in the Merger and the other transactions contemplated in connection with the Merger do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 19, 2010 and the Reger and Thompson Employment Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities

The disclosure in Item 2.01 above relating to our issuance of shares under the Merger Agreement is incorporated herein by reference.  The issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, since the issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.

Item 5.01                                           Changes in Control of the Registrant

The disclosure in Item 2.01 above relating to the Merger Agreement and related transactions is incorporated herein by reference.  The issuance of Shares pursuant to the Merger Agreement and the change in our Board of Directors resulted in a change of control of the Company.  Upon the issuance of the Shares, the former shareholders of the Company became beneficial owners of 50.13% of Voyager’s fully diluted capital stock.  Immediately prior to execution of the Stock Purchase Agreement, the current officers and directors of the Company resigned and a majority of the pre-transaction Board of Directors approved increasing the size of the Company’s Board of Directors to nine members and the election of James Russell (J.R.) Reger, Larry O’Toole, Joseph Lahti, Terry Harris, and Myrna Patterson McLeroy.

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of April 16, 2010, by: (i) each person known to the Company to currently be the beneficial owner of more than 5% of its outstanding Common Stock; (ii) each current executive officer and director; and (iii) current executive officers and directors as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Beneficial Ownership of Current Directors, Executive Officers and 5% Holders of the Company

as of April 16, 2010, Following Issuance of Shares

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Bradley Berman	3,543,108	(1)	8.32%
James Russell (J.R.) Reger	2,755,612	(2)(3)	6.41%
Lyle Berman	2,369,801	(1)	5.56%
Steve Lipscomb	2,093,385		4.92%
Mitchell R. Thompson	78,153	(4)	*
Terry Harris	—		*
Joseph Lahti	—		*
Myrna Patterson McLeroy	—		*
Loren J. O’Toole II	—		*

All Current Officers and Directors as a Group (9 persons)	10,840,059	25.15%

* Less than 1%

(1)                                 Includes 24,000 options to purchase common shares which are exercisable within 60 days of April 16, 2010. Of these 3,543,108 shares, 287,217 shares are held in the name of the Bradley Berman Children Trust, for which Bradley Berman is the Trustee and 110,000 shares are held by Erica Berman, Bradley Berman’s spouse.

(2)                                 Includes 2,234,595 shares of common stock held by South Fork Exploration, LLC.  Mr. Reger owns 100% the issued membership units of South Fork Explorations, LLC.

(3)                                 Includes 390,763 shares of restricted stock which does not vest within 60 days of April 16, 2010.  The restricted shares will vest upon the earlier of December 31, 2011, upon a Change of Control as defined in the Restricted Stock Award Agreement between Mr. Reger and Voyager, or termination of Mr. Reger’s employment with Voyager for any reason other than for cause.  During the period in which the shares are restricted, Mr. Reger has the right to vote and receive dividends pursuant to the restricted shares.

(4)                                 Consists of restricted stock which does not vest within 60 days of April 16, 2010.  The restricted shares will vest upon the earlier of December 31, 2011, upon a Change of Control as defined in the Restricted Stock Award Agreement between Mr. Thompson and Voyager, or termination of Mr. Thompson’s employment with Voyager for any reason other than for cause.  During the period in which the shares are restricted, Mr. Thompson has the right to vote and receive dividends pursuant to the restricted shares

The following table sets forth the number of shares of Common Stock of Voyager beneficially owned as of February 10, 2010, by: (i) each person who was a named executive officer during Voyager’s last completed fiscal year; (ii) each person who was a director immediately preceding the issuance of Shares; and (iii) all former directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Beneficial Ownership of Former Directors and Executive Officers of Voyager

as of April 16, 2010, Following Issuance of Shares

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Bradley Berman	3,543,108	(1)	8.32%
Lyle Berman	2,369,801	(1)	5.56%
Steven Lipscomb	2,093,385		4.86%
Michael Beindorff(2)	24,000	(3)	*
Joseph Carson, Jr.(2)	24,000	(3)	*
Ray Moberg(2)	24,000	(3)	*
Mimi Rogers(2)	24,000	(3)	*
John Simonelli	—		*
All Former Officers and Directors as a Group (8 persons)	8,102,294	(4)	18.96%

* Less than 1%

(1)                                 Includes 24,000 options to purchase common shares which are exercisable within 60 days of February 10, 2010. Of these 3,543,108 shares, 287,217 shares are held in the name of the Bradley Berman Children Trust, for which Bradley Berman is the Trustee and 110,000 shares are held by Erica Berman, Bradley Berman’s spouse.

(2)                                 Former Director as of April 16, 2010.

(3)                                 Consists of options to purchase common shares which are exercisable within 60 days of February 10, 2010.

(4)                                 Includes 144,000 options to purchase common shares which are exercisable within 60 days of February 10, 2010.

Item 5.02                                           Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On April 16, 2010, Steven Lipscomb was terminated as Voyager’s Chief Executive Officer, President and Secretary and the agreement with TechCFO — San Francisco, LLC pursuant to which John Simonelli served as Voyager’s Interim Chief Financial Officer was assigned to ante5, Inc., a wholly-owned subsidiary of Voyager, effectively terminating Mr. Simonelli from the position of Interim Chief Financial Officer of Voyager. On April 16, 2010, Ray Moberg, Joseph Carson, Jr., Mimi Rogers and Michael Beindorff resigned as directors of Voyager.

On April 16, 2010, we appointed James Russell (J.R.) Reger as Chief Executive Officer and Mitch Thompson as Chief Financial Officer and our Board of Directors increased the size of the board to nine members and appointed Mr. Reger, Terry Harris, Joseph Lahti, Myrna Patterson McLeroy and Loren J. O’Toole II to fill five of the vacancies created by the increase.  Pursuant to the Merger Agreement, we will appoint an additional director to fill the remaining vacancy as soon as practicable following the closing date of the Merger.

The Board has determined that Messrs. O’Toole, Harris, Lahti and Ms. McLeroy are “independent” as defined by applicable Nasdaq listing standards.  The additional board member to be appointed will also be an independent director and will qualify as our “audit committee financial expert”.   We expect to reconstitute our standing Audit, Compensation and Corporate Governance Committees.

The following table sets forth our executive officers and directors, their ages and position(s) as of April 16, 2010

Name	Age	Position
James Russell (J.R.) Reger	35	Chief Executive Officer, Director
Mitchell R. Thompson	29	Chief Financial Officer
Lyle Berman	68	Director; Chairman of the Board
Bradley Berman	39	Director
Terry Harris	47	Director
Joseph Lahti	49	Director
Steve Lipscomb	48	Director
Myrna Patterson McLeroy	72	Director
Loren J. O’Toole II	53	Director

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified.  Officers serve at the discretion of the Board of Directors.

James Russell (J.R.) Reger was the Chief Executive Officer of the Company since December 31, 2009 and has been our Chief Executive Officer and a director since April 16, 2010.  Mr. Reger was born and raised in Billings, Montana and is the fourth generation in a family of oil and gas explorers and developers dating back more than 60 years.  Mr. Reger’s great grandfather was Vice President of Land for Mobil Oil’s Rocky Mountain operations. His grandfather, Jim Reger, co-founded the exploration firm of Norsworthy & Reger.  Prior to accepting the position as CEO of the Company, Mr. Reger was the President of South Fork Exploration, a mineral leasing company in Billings, MT with experience and interests in Montana and North Dakota.  Mr. Reger holds a B.A. in Finance from Baylor University in Waco, Texas.  We believe Mr. Reger’s qualifications to sit on our Board include his extensive experience in our core business of oil and gas exploration and production.

Mitchell R. Thompson was the Chief Financial Officer of the Company since December 1, 2009 and has been our Chief Financial Officer since April 16, 2010.  Prior to accepting the position as our Chief Financial Officer, Mr. Thompson held positions with Grant Thornton in Minneapolis as well as Anderson ZurMuehlen & Co. in Billings, MT where he was an assurance manager.  He has been a licensed CPA since 2006 and brings a great deal of experience in financial reporting, internal control and corporate tax.  Mr. Thompson holds a B.S. and Master’s in Accounting from Montana State University.

Lyle Berman has been Chairman of the Board of Voyager since its inception in March 2002 and Executive Chairman since April 1, 2005. Mr. Berman served as Voyager’s Chief Executive Officer from February 25, 2004 until April 1, 2005.  Since January 1999, Mr. Berman has served as the Chairman of the Board and Chief Executive Officer of Lakes Entertainment, Inc. (“Lakes”), a publicly-held company that develops and manages Indian-owned casinos. From November 1999 until May 2000, Mr. Berman served as President of Lakes. Mr. Berman served as the Chairman of the Board of Directors of Grand Casinos, Inc. from October 1991 through December 1998.  Mr. Berman served as Chief Executive Officer of Rainforest Cafe, Inc. from February 1993 until December 2000.  Lyle Berman is the father of Bradley Berman, who serves as a member of the Board.  We believe Mr. Berman’s qualifications to sit on our Board include his decades of experience in owning, operating and managing a wide variety of companies both large and small, public, and private, in industries as diverse as gaming, television production, restaurants and apparel.

Bradley Berman has been a director of Voyager since 2004 and is President of King Show Games, Inc., a company he founded in 1998. He served as Vice President of Gaming with Lakes from 1998 until 2004 when he reduced his role to Gaming Product Specialist in order to devote more time to King Show Games, Inc. Bradley Berman is the son of Lyle Berman, our Executive Chairman.  We believe Mr. Berman’s qualifications to sit on our Board include his experience owning and operating gaming companies, his years of experience working in strategic and management roles at Lakes Entertainment, Inc. and his six years as a director of Voyager.

Terry Harris is a Williston Basin Geologist.  Mr. Harris has a BA degree in Geology from the University of North Dakota (1985), a Master’s degree in Geology from the University of New Orleans (1989) and has been working as a consulting geologist in the Williston Basin since 1989. He has been the President of a number of private companies involved in the oil and gas exploration industry.  Mr. Harris has been the President of Pradera Del Ridge, Inc. since 2001, the President of Turm Oil, Inc since 2001, and the President of Twin City Technical, LLC since 2003.  We believe Mr. Harris’ qualifications to sit on our Board include his geological expertise, his knowledge of the Williston Basin and his experience running oil and gas exploration companies.

Joseph Lahti has been the Chief Executive Officer of Newton Shaffler, LLC a product development company since April 2009.  Since 1989, Mr. Lahti has also been the President of JL Holdings, a management consulting company.  We believe Mr. Lahti’s qualifications to sit on our Board include his experience with leading and consult with early stage companies.

Steve Lipscomb was Voyager’s Chief Executive Officer from April 1, 2005 until the Effective Date of the Merger and ante4’s President from its inception until the Effective Date of the Merger and Voyager’s Founder since its inception in March 2002.  Mr. Lipscomb previously served as Chief Executive Officer of Voyager’s predecessor company, World Poker Tour, LLC, from March 2002 until February 24, 2004. Mr. Lipscomb is the creator and Executive Producer of the World Poker Tour television series.  Prior to forming World Poker Tour, LLC, Mr. Lipscomb was an independent producer through his company, Lipscomb Entertainment, producing and directing award-winning television shows and films.  We believe Mr. Lipscomb’s qualifications to sit on our Board include his experience owning and operating his own film and television production company, as well as his eight years of experience as a senior executive of Voyager.

Myrna Patterson McLeroy has extensive experience in the oil, gas and energy industries.  In 1986 Ms. Patterson McLeroy started the McLeroy Land group which is a client-centered brokerage firm specializing in all land related matters within a variety of industries including oil and gas.  We believe that Ms. Patterson McLeroy’s qualifications to sit on our Board include her extensive brokerage and industry experience in land related matters.

Loren J. O’Toole II has been a licensed attorney since 1981 in the O’Toole law firm of Plentywood Montana.  Mr. O’Toole has almost 30 years of experience in advising companies on various corporate matters, including those involved in the oil and gas exploration industry.  Mr. O’Toole graduated from the Georgetown University Law Center.  We believe Mr. O’Toole’s qualifications to sit on our Board include his legal background in advising companies in the oil and gas industry, and the legal issues of companies doing oil and gas exploration in Montana and North Dakota.

EXECUTIVE COMPENSATION

Summary Compensation Table for Voyager, Inc.

The following table provides information regarding the compensation earned during fiscal 2009 and fiscal 2008 by the named executive officers of Voyager:

					Option			All Other
Name and Principal Position	Year	Salary		Bonus	Awards (1)			Compensation (2)		Total
Steven Lipscomb	2009	$300,000	(3)	$—		$612,384	(4)	$471,563	(5)	$1,383,947
Founder, Chief Executive Officer, President and Secretary	2008	$500,000		$—		$—		$9,200		$509,200
John Simonelli (6)	2009	$32,000		$—		$—		$—		$32,000
Interim Chief Financial Officer
Thomas Flahie (7)	2009	$145,477		$—		$—		$—		$145,477
Former Interim Chief Financial Officer	2008	$54,167		$—		$—		$—		$54,167
Rohin Malhotra (8)	2009	$275,000		$300,000	$			$412,000	(10)	$987,000
Former Managing Director	2008	$275,000		$300,000		$86,888	(9)	$—		$661,888
Adam Pliska (11)	2009	$230,000		$—	$			$345,000	(12)	$575,000
Former General Counsel and Secretary	2008	$230,000		$—		$216,792	(9)	$9,200		$455,992

(1)                                 Amounts calculated based on the fair value of options granted in each such year, utilizing the provisions of FASB ASC Topic 718.

(2)                                 The amounts represent 401(k) matching contributions, unless otherwise noted.

(3)                                 Mr. Lipscomb agreed that, in light of Voyager’s reduced operations while it looks for a new business to invest in, his annual salary would be reduced from the $300,000 paid to him in 2009 to $150,000 in 2010.

(4)                                 Mr. Lipscomb exchanged 600,000 fully vested stock options with an exercise price of $8.00 that were issued on August 9, 2004 for 500,000 options with an exercise price of $0.49. In accordance with FASB ASC Topic 718, the 2009 amount includes the incremental fair value of the repriced award.

(5)                                 This amount represents a bonus payment made to Mr. Lipscomb pursuant to an incentive arrangement approved by Voyager’s Board resulting from a change in control of Voyager pursuant to the Peerless Transaction.

(6)                                 Mr. Simonelli was hired in September 2009 and is paid $8,000 per month, plus the payment of certain travel and incidental expenses.

(7)                                 Mr. Flahie resigned in August 2009.

(8)                                 Mr. Malhotra was terminated on November 2, 2009 in connection with the closing of the Peerless Transaction.

(9)                                 Mr. Malhotra cancelled 180,000 stock options that were issued on November 8, 2007 at an exercise price of $2.27, and was issued 180,000 stock options at an exercise price of $0.55. Mr. Pliska cancelled 20,000 stock options that were issued on August 9, 2004 at an exercise price of $8.00, 80,000 stock options that were issued on September 6, 2005 at an exercise price of $11.95, 60,000 stock options that were issued on March 15, 2007 at an exercise price of $4.80 and 10,000 stock options that were issued on May 30, 2007 at an exercise price of $4.53, and was issued 170,000 stock options at an exercise price of $0.55. In accordance with FASB ASC Topic 718, the 2008 amount includes the incremental fair value of the repriced award.

(10)                          This amount represents a severance payment made to Mr. Malhotra upon the closing of the Peerless Transaction on November 2, 2009, equal to 18 months of Mr. Malhotra’s annual salary.

(11)                          Mr. Pliska was terminated on November 2, 2009 in connection with the closing of the Peerless Transaction.

(12)                          This amount represents a severance payment made to Mr. Pliska upon the closing of the Peerless Transaction on November 2, 2009, equal to 18 months of Mr. Pliska’s annual salary.

Summary Compensation Table for the Company.

The following table provides information regarding the compensation earned during fiscal 2009 and fiscal 2008 by the named executive officers of the Company:

						Stock
Name and Principal Position	Year	Salary		Bonus		Awards (1)			Option Awards(2)			Total
James Russell (J.R.) Reger	2009		$—		$—		$510,000	(3)		$806,649	(4)		$1,316,649
Chief Executive Officer	2008	$		$		$			$			$
Mitchell R. Thompson	2009		$—		$5,833		$76,500	(5)		$159,513	(6)		$241,846
Chief Financial Officer	2008	$		$		$			$			$

(1)                                 All calculations in this table reflect a 3-for-1 stock split which occurred on January 25, 2010.

(2)                                 Amounts calculated based on the fair value of options granted in each such year, utilizing the provisions of FASB ASC Topic 718.

(3)                                 Mr. Reger received 600,000 shares of the Company’s common stock as compensation in 2009, of which 450,000 shares are restricted shares subject to vesting requirements.

(4)                                 Mr. Reger received a warrant with a ten-year term on December 1, 2009, to purchase 1,500,000 shares of the Company’s common stock.  The warrant is subject to vesting requirements.

(5)                                 Mr. Thompson received 90,000 shares of the Company’s common stock as compensation in 2009, all of such shares are restricted shares subjection vesting requirements.

(6)                                 Mr. Thompson received a warrant with a ten-year term on December 1, 2009, to purchase 300,000 shares of the Company’s common stock.  The warrant is subject to vesting requirements.

Voyager Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about the value of all unexercised options previously awarded to named executive officers of Voyager at December 31, 2009.  The number of options held at December 31, 2009 consists of options granted under the Voyager 2004 Stock Incentive Plan.

Option Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price	Option Expiration Date
Steven Lipscomb	125,000	None	$0.49	1/20/2019(1)
John Simonelli	None	None	None	None
Thomas Flahie	None	None	None	None
Rohin Malhotra (2)	None	None	None	None
Adam Pliska (3)	None	None	None	None

(1)                                 Granted February 20, 2009.  In connection with the Merger, Voyager agreed that Mr. Lipscomb be given three years, instead of three months as was set forth in the Option Agreement, to exercise these options following the termination of his employment with Voyager.

(2)                                 Mr. Malhotra exercised his options on November 18, 2009.

(3)                                 Mr. Pliska exercised his options on November 17, 2009.

The Company’s Outstanding Equity Awards at April 16, 2010

The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of April 16, 2010:

	Option Awards				Stock awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)
James Russell (J.R.) Reger	None	1,302,542	$0.98	12/31/2019(1)	390,763	(2)	547,068
Mitchell R. Thompson	None	260,509	$0.98	12/1/2019(3)	78,153	(4)	109,414

(1)                                 Pursuant to an employment agreement, the Company granted Mr. Reger a warrant to acquire 500,000 shares of the Company’s common stock on December 31, 2009, which was subsequently increased to 1,500,000 shares pursuant to the 3-for-1 stock split effected by the Company on January 25, 2010.  Pursuant to the terms of the Merger, Voyager replaced the original warrant granted to Mr. Reger with a warrant to acquire 1,302,542 shares of Voyager common stock at an exercise price of $0.98 per share of common stock.

(2)                                 Pursuant to an employment agreement, the Company granted Mr. Reger 150,000 shares of the Company’s common stock which were restricted on December 31, 2009.  The number of shares was subsequently increased to 450,000 as a result of the 3-for-1 stock split effected by the Company on January 25, 2010.  Pursuant to the terms of the Merger, Voyager replaced the original restricted stock agreement with Mr. Reger with a restricted stock agreement setting forth the rights and restrictions with respect to 390,763 shares of Voyager common stock.

(3)                                 Pursuant to an employment agreement, the Company granted Mr. Thompson a warrant to acquire 100,000 shares of the Company’s common stock on December 1, 2009, which was subsequently increased to 300,000 shares pursuant to the 3-for-1 stock split effected by the Company on January 25, 2010.  Pursuant to the terms of the Merger, Voyager replaced the original warrant granted to Mr. Thompson with a warrant to acquire 260,509 shares of Voyager common stock at an exercise price of $0.98 per share of common stock.

(4)                                 Pursuant to an employment agreement, the Company granted Mr. Thompson 30,000 shares of the Company’s common stock which were restricted on December 11, 2009.  The number of shares was subsequently increased to 90,000 as a result of the 3-for-1 stock split effected by the Company on January 25, 2010.  Pursuant to the Merger, Voyager replaced the original restricted stock agreement with Mr. Thompson with a restricted stock agreement setting forth the rights and restrictions with respect to 78,153 shares of Voyager common stock.

Employment Agreements

Mr. Simonelli was engaged to serve as Voyager’s Interim Chief Financial Officer pursuant to a consulting agreement with TechCFO-San Francisco, LLC, dated September 2, 2009.   Pursuant to the consulting agreement, Mr. Simonelli provides his services to ante4 on a part-time basis as an employee of TechCFO.  The consulting agreement provides that Voyager will pay TechCFO $8,000 per month for Mr. Simonelli’s services, plus the payment of certain travel and incidental expenses.  The consulting agreement was effective through December 31, 2009, and automatically renewed for a subsequent one-year term.  On April 16, 2010, Voyager terminated the agreement with TechCFO as a result of the Merger.

James Russell Reger was engaged to serve as the Chief Executive Officer of the Company pursuant to an employment agreement dated December 31, 2009.  Pursuant to the employment agreement and in lieu of an annual salary, the Company granted Mr. Reger 600,000 shares of the Company’s common stock.  Pursuant to the Merger, the 600,000 shares of the Company’s common stock were exchanged for 521,017 shares of Voyager common stock, 130,254 of which vested immediately, and 390,763 of which are subject to vesting restrictions.  Additionally, the Company granted Mr. Reger a warrant to purchase 1,500,000 shares of the Company’s common stock.  Pursuant to the Merger, the warrant to purchase 1,500,000 shares of the Company’s common stock were exchanged for a warrant to purchase 1,302,542 shares of Voyager common stock.  As a result of the Merger, Voyager and Mr. Reger entered into an amended and restated employment agreement for Mr. Reger to serve as the Chief Executive Officer.

Mitchell R. Thompson was engaged to serve as the Chief Financial Officer of the Company pursuant to an employment agreement dated December 1, 2009.  Pursuant to the employment agreement, the Company paid Mr. Thompson an annual salary of $70,000 and Mr. Thompson was eligible to receive bonuses as determined by the Board of Directors of the Company.  Pursuant to the employment agreement, the Company granted Mr. Thompson 90,000 shares of the Company’s common stock.  Pursuant to the Merger, the 90,000 shares of the Company’s common stock were exchanged for 78,153 which are subject to vesting restrictions.  Additionally, the Company granted Mr. Thompson a warrant to purchase 300,000 shares of the Company’s common stock.  Pursuant to the Merger, the warrant to purchase 300,000 shares of the Company’s common stock were exchanged for a warrant to purchase 260,509 shares of Voyager common stock.  As a result of the Merger, Voyager and Mr. Thompson entered into an amended and restated employment agreement for Mr. Thompson to serve as the Chief Financial Officer.

Potential Payments upon Termination or Change in Control

Severance.  Voyager had a policy in place that in the event an executive officer other than the Chief Executive Officer was terminated without cause, such executive would receive a severance payment equal to six months of the executive’s annual salary.  On February 10, 2009, the Board of Directors of Voyager approved a modification to this policy pursuant to which Mr. Lipscomb, Voyager’s then Chief Executive Officer, was granted the right to receive such a severance payment in the event he was terminated without cause.  Although Mr. Lipscomb’s 2009 annual salary of $300,000 meant that he would have been entitled to receive a severance payment of $150,000 upon termination without cause, the Board approved a payment to him of $250,000 in the event he is so terminated.

In addition, on September 11, 2009, Voyager’s Board approved a modification to our severance policy pursuant to which Messrs. Malhotra and Pliska, Voyager’s former Managing Director and General Counsel and Secretary, respectively, were given the right to receive a severance payment equal to 18 months, rather than six months, of their respective annual salaries in the event they were terminated without cause in connection with the Peerless Transaction, or any similar transaction.  Upon the closing of the Peerless Transaction and their subsequent termination, Messrs. Malhotra and Pliska received severance payments of $412,000 and $345,000, respectively, under this severance arrangement.

Change in Control.  From May 31, 2006 to December 3, 2008, Voyager issued stock options that had provisions that accelerated vesting upon a change in control.  For options issued after December 3, 2008, a change in control would occur if (i) a third party acquired over 50% of our outstanding equity entitled to vote; (ii) the members of the Board of Voyager in place as of December 4, 2008 ceased to be a majority of the Board of Voyager; (iii) a merger, reorganization or other transaction occurred, resulting in our current stockholders owning less than 50% of the shares entitled to elect members of the Board; or (iv) substantially all of our assets were sold or there was a liquidation or dissolution.  Accelerated option vesting does not occur for a change in control that is caused by Mr. Lyle Berman, Mr. Steven Lipscomb, Mr. Bradley Berman or certain trusts associated with them.  Furthermore, Mr. Lipscomb’s stock options do not accelerate upon a change in control, or if his employment is terminated.  The Peerless Transaction qualified as a change of control, and as a result of the closing of the Transaction, the vesting of the stock options of Mr. Malhotra and Mr. Pliska was accelerated.

On February 10, 2009, the Board of Voyager authorized an incentive arrangement with Mr. Lipscomb in the event a change in control took place in 2009.  The arrangement provided for a payment to Mr. Lipscomb equal to five percent of the gross proceeds from the sale in excess of the fair market value of cash, cash equivalents and debt securities held by the Company on the date the transaction closed.  The Peerless Transaction qualified as a transaction subject to this bonus arrangement, and Mr. Lipscomb was paid $472,000 upon the closing of the Peerless Transaction pursuant to this arrangement.  In addition, Mr. Lipscomb, will receive 5% of the royalty stream resulting from the Peerless Transaction in perpetuity as a result of this bonus arrangement.

Director Compensation for Voyager Directors

For 2009, Voyager paid a fee of $20,000 to our non-employee directors and each was reimbursed for travel and incidental expenses incurred in connection with attending Board meetings. On December 9, 2009, the Voyager Board elected to increase the fee paid to non-employee directors to $50,000 for 2010.  Certain members of the Voyager Board are entitled to additional compensation as noted below:

•                  the Chairman of the Audit Committee was paid an additional annual payment of $35,000 (decreased to $10,000 for 2010);

•                  the Chairman of the Compensation Committee was paid an additional annual payment of $5,000;

•                  on the date each non-employee Director is re-elected to the Board, the Director receives a non-qualified stock option to purchase 4,000 shares of Voyager common stock at an exercise price per share equal to the fair market value of Voyager’s common stock on the date of grant; and

•                  upon initial election to the Board, each non-employee Director receives a non-qualified stock option to purchase 12,000 shares of Voyager common stock at an exercise price equal to the fair market value of Voyager’s common stock on the date of grant.  Upon the merger, this policy has been terminated.

•                  Subsequent to the Merger, the Board has agreed that upon initial election to the Board, each non-employee Director receives a non-qualified stock option to purchase 100,000 shares of Voyager common stock, and on the date each non-employee Director is re-elected to the Board, the Director receives a non-qualified stock option to purchase 25,000 shares of Voyager common stock, all such option issuances will vest 25% on each anniversary date of the grant and will have an exercise price equal to the fair market value of Voyager’s common stock on the date of grant.

During 2009, each non-employee Director received 4,000 non-qualified stock options, at a $.78 exercise price, as part of their re-election. Each stock option has a ten-year term and vests in equal annual installments over three years. There were no new Board members elected during 2009.  Two members of our Board stepped down in 2009, Timothy Cope and Glenn Padnick.

In 2009, Voyager’s non-employee Directors were paid the following:

Name(a)	Fees Earned or Paid in Cash	Option Awards (1)	Total
Lyle Berman	$20,000	$1,480	$21,480
Michael Beindorff	$20,000	$1,480	$21,480
Bradley Berman	$20,000	$1,480	$21,480
Joseph Carson, Jr.	$20,000	$1,480	$21,480
Timothy Cope	$8,333	None	$8,333
Ray Moberg	$60,000	$1,480	$61,480
Glenn Padnick	$8,333	None	$8,333
Mimi Rogers	$20,000	$1,480	$21,480

(1)                                 Amounts calculated based on the fair value of options granted in 2009, utilizing the provisions of FASB ASC Topic 719. See Note 10 of the ante4 consolidated financial statements in this Form S-1 regarding assumptions underlying the valuation of equity awards.

As of January 3, 2010, each non-employee director of Voyager held 24,000 vested stock options.

The disclosure in Item 2.01 above relating to the transactions with the Company’s newly elected officers and directors is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 Financial Statements of Business Acquired:  None.

Voyager Oil and Gas, Inc. will provide the financial statements of the Company required by paragraph (a) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this Current Report on Form 8-K is required to be filed with the SEC.

(b)                                 Pro forma financial information:  None

Voyager Oil & Gas, Inc. will provide the pro forma information required by paragraph (b) of Item 9.01 of Form 8-K on Form 8-K/A within 71 days of the date that this Current Report on Form 8-K is required to be filed with the SEC.

(c)                                  Shell company transactions:  None.

(d)                                 Exhibits:

10.1               Reger Employment Agreement dated April 16, 2010

10.2               Thompson Employment Agreement dated April 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 22, 2010

VOYAGER OIL & GAS, INC.

/s/ Mitch Thompson
Mitch Thompson
Chief Financial Officer

EXHIBIT INDEX

Voyager, Inc.

Form 8-K Current Report

Exhibit
Number	Description
10.1	Reger Employment Agreement dated April 16, 2010
10.2	Thompson Employment Agreement dated April 16, 2010